Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108149 of WPP Group Plc. on Form S-8 of our report dated May 24, 2004, appearing in this Annual Report on Form 11-K of the J. Walter Thompson Company U.S. Employees’ Profit Sharing Program and Matched Savings Plan for the year ended December 31, 2003.

/s/    Deloitte & Touche LLP

New York, New York

June 25, 2004